UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2012, Armstrong World Industries, Inc. (“Company”) held its Annual Meeting of Shareholders during which the shareholders elected all twelve nominees to the Company’s Board of Directors and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The complete voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Stan A. Askren	56,640,591	9,492	683,613
Kevin R. Burns	56,618,746	31,337	683,613
Matthew J. Espe	56,620,718	29,365	683,613
James J. Gaffney	56,616,811	33,272	683,613
Tao Huang	56,641,675	8,408	683,613
Michael F. Johnston	56,642,739	7,344	683,613
Jeffrey Liaw	56,642,389	7,694	683,613
Larry S. McWilliams	56,643,381	6,702	683,613
James C. Melville	56,619,636	30,447	683,613
James J. O’Connor	56,626,572	23,511	683,613
John J. Roberts	56,615,862	34,221	683,613
Richard E. Wenz	56,619,729	30,354	683,613

There were no abstentions with respect to the election of directors.

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote
57,268,385	60,308	5,003	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date: June 25, 2012

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